UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                    03/04/02
                Date of Report (Date of earliest event reported)

                               SAFECO CORPORATION
               (Exact name of registrant as specified in Charter)

                   WASHINGTON          1-6563         91-00742146
                 (State or other      (Commission    (IRS Employer
                jurisdiction of       File Number)   Identification No.)
                 incorporation)

                     SAFECO Plaza, Seattle, Washington 98185
              (Address of principal executive officers) (Zip Code)

                                 (206) 545-5000
              (Registrant's telephone number, including area code)

Item 5. Other Events
SAFECO To Acquire Swiss Re's Excess Loss Business
SEATTLE -- (March 4, 2002) -- SAFECO (NASDAQ: SAFC) today reached a definitive agreement to acquire Swiss Re's medical excess-loss and group life insurance books of business. Purchase price was undisclosed.

Pending regulatory approval, the acquisition is expected to close in June 2002.

SAFECO is acquiring $10 million in annual group-life premiums and $240 million in excess-loss medical insurance.

"This acquisition is consistent with our strategy of profitably growing core lines of business," said Mike McGavick, SAFECO president and chief executive officer. "It extends a line in which we're extremely successful. It allows us to put capital behind a line that generates high returns. It won't affect Life & Investments' ability to provide consistent dividends to the corporation. And it doesn't distract from our intense focus on returning our Property & Casualty business to profitability."

Swiss Re said the sale of the excess-loss business allows the company to focus on continuing to grow its core life and health reinsurance business in North America, the largest life and health reinsurance market.

"SAFECO has a strong track record in excess-loss insurance business," noted Randy Talbot, president of SAFECO Life & Investments. "We have proven experience at integrating this type of acquisition and quickly making it profitable."

In December 1999, SAFECO acquired ING's excess-loss business--a move that nearly doubled SAFECO's block of business at that time. Last year, SAFECO wrote $280 million in excess-loss coverage for employers with self-funded medical plans.

SAFECO's excess-loss business is a consistently strong performer, generating profits 18 of the past 21 years.

Founded in 1923, Seattle-based SAFECO and its more than 17,000 independent agents and financial advisors provide insurance, investment and related financial products to individual and business customers throughout the United States.

Swiss Re is one of the world's leading reinsurers with over 70 offices in more than 30 countries. In the 2000 financial year, gross premium volume amounted to CHF 26.1 billion (USD 15.4 billion) and the net income after tax reached CHF 3 billion (USD 1.8 billion). Swiss Re is rated "AAA" by Standard & Poor's, "Aaa" by Moody's and "A++" (superior) by A.M. Best.

Forward-looking information is subject to risk and uncertainty

Statements made in this report that relate to anticipated financial performance, business prospects and plans, regulatory developments and similar matters are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements in this report that are not historical information are forward-looking. The operations, performance and development of SAFECO's business are subject to certain risks and uncertainties which may cause actual results to differ materially from those contained in or suggested by the forward-looking statements in this report. The risks and uncertainties include:

o The ability to obtain rate increases and non-renew underpriced insurance accounts;
o Achievement of premium targets and profitability;
o Realization of growth and business retention estimates;
o Decrease in large-commercial premium volume;
o Achievement of expense savings from consolidation of commercial operations;
o Achievement of overall expense reduction goals;
o Success in implementing a new business entry model for personal and commercial lines;
o Success in obtaining regulatory approval of price tiered products and the use of insurance scores;
o The ability to freely enter and exit lines of business;
o Changes in the nature of the property and casualty book of business;
o Driving patterns;
o The competitive pricing environment, initiatives by competitors and other changes in competition;
o Weather conditions, including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions;
o The occurrence of significant natural disasters, including earthquakes;
o The occurrence of significant disasters, such as the attack on September 11, 2001;
o The occurrence of bankruptcies that result in losses under surety bonds;
o The adequacy of loss reserves;
o The availability, pricing and ability to collect reinsurance;
o The ability to manage exposure to the Lloyd's of London underwriting market;
o The ability to exclude and to reinsure the risk of loss from terrorism;
o Interpretation of insurance policy provisions by courts, court decisions regarding coverage and theories of liability, trends in litigation and changes in claims settlement practices;
o The outcome of litigation against SAFECO;
o Legislative and regulatory developments affecting the actions of insurers, including requirements regarding rates and availability of coverage;
o Changes in tax laws and regulations that affect the favorable taxation of certain life insurance products or that decrease the usefulness of life insurance products for estate planning purposes;
o Negative changes to SAFECO's rates by rating agencies;
o The effect of current insurance and credit ratings levels on business production;
o Inflationary pressures on medical care costs, auto parts and repair, construction costs and other economic sectors that increase the severity of claims;
o Availability of bank credit facilities;
o Fluctuations in interest rates;
o Performance of financial markets; and
o General economic and market conditions.

Because insurance rates in some jurisdictions are subject to regulatory review and approval, the achievement of rate increases may occur in amounts and on a time schedule different than planned, which may affect the efforts to restore earnings in the property and casualty lines. We assume no obligation to update any forward-looking statements contained in this report.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  SAFECO CORPORATION
Dated: March 5, 2002                               By: /s/ H. Paul Lowber
                                                  ------------------------------
                                                  H. Paul Lowber
                                                  Vice President, Controller and
                                                  Chief Accounting Officer